Exhibit 99.1

Prestige Consumer Healthcare Inc. Reports Fiscal 2021 First Quarter Results

•Revenue was $229.4 Million in First Quarter Fiscal 2021, Down 0.6% from Prior Year Q1 Excluding Unfavorable Foreign Currency
•Diluted EPS of $0.86 in First Quarter Fiscal 2021, up 32% from Prior Year Q1
•Generated Cash from Operations of $75.2 Million and Non-GAAP Free Cash Flow of $72.6 Million in First Quarter Fiscal 2021

TARRYTOWN, N.Y.--(GLOBE NEWSWIRE)-August 6, 2020-- Prestige Consumer Healthcare Inc. (NYSE:PBH) today reported financial results for its first quarter ended June 30, 2020.

“We are pleased with our results for the first quarter which included solid earnings and record free cash flow. We also delivered a stable revenue performance, despite the pandemic, led by the fast-growing eCommerce channel where our investments over the last several years are providing accelerating benefits. Even in an environment where people’s lifestyles, activities and routines have been disrupted by the COVID-19 pandemic, consumers continue to turn to our portfolio of trusted brands,” said Ron Lombardi, Chief Executive Officer of Prestige Consumer Healthcare.

“Our solid start to the year is a testament to our Company’s strong brand positioning and strategic ability to navigate this unique and uncertain business environment. We are protecting the health & safety of our workforce, partners and community all while continuing to execute our time-tested brand-building strategy and maintaining our leading financial profile,” Mr. Lombardi concluded.

First Fiscal Quarter Ended June 30, 2020

Reported revenues in the first quarter of fiscal 2021 decreased 1.2% to $229.4 million, compared to $232.2 million in the first quarter of fiscal 2020. Revenues decreased 0.6% excluding the impact of foreign currency. The revenue performance for the quarter was driven by stable consumption across the majority of the Company’s portfolio and a benefit associated with higher retailer order patterns to refill customer’s supply chains. This was partially offset by reduced consumption for certain brands where the category has been impacted by the COVID-19 virus.

Reported net income for the first quarter of fiscal 2021 totaled $43.7 million versus the prior year comparable quarter’s net income of $33.9 million. Diluted earnings per share of $0.86 for the first quarter of fiscal 2021 compared to $0.65 in the prior year comparable period.

Free Cash Flow and Balance Sheet

The Company's net cash provided by operating activities for first quarter fiscal 2021 was $75.2 million compared to $52.8 million during the prior year. Non-GAAP free cash flow in first quarter fiscal 2021 was $72.6 million compared to $50.8 million in the prior year. The Company’s business experienced continued strong cash conversion from its leading financial profile.

The Company's net debt position as of June 30, 2020 was approximately $1.6 billion and at the end of the first quarter fiscal 2021 the Company's covenant-defined leverage ratio was 4.4x. During the quarter the Company lowered debt outstanding by $111 million as it continued to maintain focus on debt reduction.

Segment Review

North American OTC Healthcare: Segment revenues totaled $210.7 million for the first quarter of fiscal 2021, compared to the prior year comparable quarter's revenues of $210.8 million. The first quarter fiscal 2021 revenue performance was impacted by a reduction in consumption for certain brands where the category consumption levels have been impacted by the COVID-19 virus, largely offset by a benefit associated with higher retailer order patterns to refill customer’s supply chains.

International OTC Healthcare: Segment fiscal first quarter 2021 revenues totaled $18.7 million, compared to $21.4 million reported in the prior year comparable period. Revenues versus the prior year were impacted by reduced consumption for certain brands impacted by the COVID-19 virus as well as unfavorable foreign currency of approximately $1 million, partially offset by a benefit associated with higher retailer order patterns to refill customer’s supply chains.

Commentary and Outlook for Fiscal 2021

Ron Lombardi, Chief Executive Officer, stated, “We delivered a strong start to the fiscal year, which included first quarter revenues better than anticipated owing to strength from our ongoing brand-building efforts and significant growth in eCommerce channel sales stemming from our long-term investments. The first quarter also experienced strong earnings and free cash flow that were driven by strong EBITDA and the benefit of our disciplined capital allocation strategy over the last year. We reduced debt by $111 million in the first quarter, which resulted in 4.4x leverage, close to the mid-point of our targeted long-term leverage range.”

“As we look forward in the near-term we anticipate revenues in Q2 of $225 million or more. This outlook is driven by continued changes in consumer behaviors and disruptions in certain channels stemming from the COVID-19 virus, which has affected demand in certain categories that we compete in. Despite these challenges, we remain focused on brand-building and maintaining or growing market share across our portfolio of core brands, many of which have unique opportunities for investment in the current environment. Meanwhile, we anticipate Q2 EPS of $0.70 or more, an increase from the prior year, thanks to our disciplined cost management, leading financial profile and benefits of our capital allocation strategy” he continued.

“We continue to refrain from offering full-year guidance given the uncertainties ahead, but we are confident in our sound Company and business strategy that positions us well to withstand these challenges as evidenced in our results announced today. Our leading brand-building efforts, financial profile and disciplined capital allocation approach will enable us to focus on long-term top- and bottom-line growth prospects that position us for continued success,” he concluded.

Fiscal First Quarter 2021 Conference Call, Accompanying Slide Presentation and Replay
The Company will host a conference call to review its first quarter results today, August 6, 2020 at 8:30 a.m. ET. The toll-free dial-in numbers are 844-233-9440 for the U.S. & Canada and 574-990-1016 internationally. The conference ID number is 4482198. The Company provides a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at www.prestigeconsumerhealthcare.com. The slide presentation can be accessed from the Investor Relations page of the website by clicking on Webcasts and Presentations.

Telephonic replays will be available for approximately one week following the completion of the call and can be accessed at 855-859-2056 within North America and at 404-537-3406 from outside North America. The conference ID is 4482198.

Non-GAAP and Other Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "target," "guidance," "strategy," "outlook," "plans," "projection," "focus," "may," "will," "would," "expect," "anticipate," "believe”, "positions," "enables," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the Company's expectations regarding its ability to withstand challenges from the COVID-19 outbreak including its ability to protect the health and safety of employees, partners and community and its ability to adapt to a changing business environment, future operating results including revenues, the Company’s ability to execute on its brand-building strategy, maintain a leading financial profile, and maintain or grow market share, and the Company’s ability to position itself for continued success. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of the COVID-19 pandemic and business and economic conditions, the impact of the Company’s advertising and promotional and new product development initiatives, customer inventory management initiatives, fluctuating foreign exchange rates, competitive pressures, and the ability of the Company’s third party manufacturers and logistics providers and suppliers to meet demand for its products and to reduce costs. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2020 and other periodic reports filed with the Securities and Exchange Commission.

About Prestige Consumer Healthcare Inc.
The Company markets and distributes brand name over-the-counter healthcare products throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s brands include Monistat® and Summer’s Eve® women's health products, BC® and Goody's® pain relievers, Clear Eyes® eye care products, DenTek® and The Doctor's® oral care products, Dramamine® motion sickness treatments, Fleet® enemas and glycerin suppositories, Chloraseptic® sore throat treatments, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, Efferdent® denture care products, Luden's® throat drops, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigeconsumerhealthcare.com.

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended June 30,
(In thousands, except per share data)	2020	2019
Total Revenues	$229,394	$232,154

Cost of Sales
Cost of sales excluding depreciation	94,124	97,100
Cost of sales depreciation	1,402	987
Cost of sales	95,526	98,087
Gross profit	133,868	134,067

Operating Expenses
Advertising and marketing	27,750	34,801
General and administrative	19,934	21,706
Depreciation and amortization	6,065	6,074
Total operating expenses	53,749	62,581
Operating income	80,119	71,486

Other (income) expense
Interest income	(24)	(43)
Interest expense	21,965	25,063
Other expense, net	10	416
Total other expense	21,951	25,436
Income before income taxes	58,168	46,050
Provision for income taxes	14,462	12,125
Net income	$43,706	$33,925

Earnings per share:
Basic	$0.87	$0.66
Diluted	$0.86	$0.65

Weighted average shares outstanding:
Basic	50,264	51,697
Diluted	50,808	52,047

Comprehensive income, net of tax:
Currency translation adjustments	10,590	(224)
Unrecognized gain on interest rate swaps	309	—
Total other comprehensive income (loss)	10,899	(224)
Comprehensive income	$54,605	$33,701

Prestige Consumer Healthcare Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	June 30, 2020	March 31, 2020

Assets
Current assets
Cash and cash equivalents	$57,941	$94,760
Accounts receivable, net of allowance of $20,106 and $20,194, respectively	112,324	150,517
Inventories	116,811	116,026
Prepaid expenses and other current assets	8,488	4,351
Total current assets	295,564	365,654

Property, plant and equipment, net	58,325	55,988
Operating lease right-of-use assets	27,659	28,888
Finance lease right-of-use assets, net	5,517	5,842
Goodwill	577,128	575,179
Intangible assets, net	2,483,051	2,479,391
Other long-term assets	2,903	2,963
Total Assets	$3,450,147	$3,513,905

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$32,352	$62,375
Accrued interest payable	24,738	9,911
Operating lease liabilities, current portion	5,450	5,612
Finance lease liabilities, current portion	1,230	1,220
Other accrued liabilities	68,159	70,763
Total current liabilities	131,929	149,881

Long-term debt, net	1,620,641	1,730,300
Deferred income tax liabilities	417,230	407,812
Long-term operating lease liabilities, net of current portion	23,762	24,877
Long-term finance lease liabilities, net of current portion	4,314	4,626
Other long-term liabilities	25,257	25,438
Total Liabilities	2,223,133	2,342,934

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued - 53,939 shares at June 30, 2020 and 53,805 shares at March 31, 2020	539	538
Additional paid-in capital	490,795	488,116
Treasury stock, at cost - 3,750 shares at June 30, 2020 and 3,719 shares at March 31, 2020	(118,865)	(117,623)
Accumulated other comprehensive loss, net of tax	(33,262)	(44,161)
Retained earnings	887,807	844,101
Total Stockholders' Equity	1,227,014	1,170,971
Total Liabilities and Stockholders' Equity	$3,450,147	$3,513,905

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,
(In thousands)	2020	2019
Operating Activities
Net income	$43,706	$33,925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,467	7,061
Loss on disposal of property and equipment	42	20
Deferred income taxes	6,147	4,206
Amortization of debt origination costs	1,400	851
Stock-based compensation costs	1,464	1,381
Non-cash operating lease cost	1,831	1,338
Interest expense relating to finance lease liability	50	—
Changes in operating assets and liabilities:
Accounts receivable	39,734	5,808
Inventories	51	(8,939)
Prepaid expenses and other current assets	(4,019)	(4,335)
Accounts payable	(32,386)	5,306
Accrued liabilities	11,588	7,616
Operating lease liabilities	(1,812)	(1,368)
Other	(109)	(93)
Net cash provided by operating activities	75,154	52,777

Investing Activities
Purchases of property, plant and equipment	(2,553)	(1,956)
Net cash used in investing activities	(2,553)	(1,956)

Financing Activities
Term loan repayments	(56,000)	—
Borrowings under revolving credit agreement	—	15,000
Repayments under revolving credit agreement	(55,000)	(35,000)
Payments of finance leases	(336)	—
Proceeds from exercise of stock options	1,216	275
Fair value of shares surrendered as payment of tax withholding	(1,242)	(799)
Repurchase of common stock	—	(28,766)
Net cash used in financing activities	(111,362)	(49,290)

Effects of exchange rate changes on cash and cash equivalents	1,942	(19)
(Decrease) increase in cash and cash equivalents	(36,819)	1,512
Cash and cash equivalents - beginning of period	94,760	27,530
Cash and cash equivalents - end of period	$57,941	$29,042

Interest paid	$5,571	$19,966
Income taxes paid	$2,182	$1,807

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended June 30, 2020
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$210,658	$18,736	$229,394
Cost of sales	87,827	7,699	95,526
Gross profit	122,831	11,037	133,868
Advertising and marketing	24,680	3,070	27,750
Contribution margin	$98,151	$7,967	$106,118
Other operating expenses			25,999
Operating income			$80,119
*Intersegment revenues of $1.0 million were eliminated from the North American OTC Healthcare segment.

	Three Months Ended June 30, 2019
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$210,784	$21,370	$232,154
Cost of sales	88,811	9,276	98,087
Gross profit	121,973	12,094	134,067
Advertising and marketing	31,014	3,787	34,801
Contribution margin	$90,959	$8,307	$99,266
Other operating expenses			27,780
Operating income			$71,486
* Intersegment revenues of $0.8 million were eliminated from the North American OTC Healthcare segment.

About Non-GAAP Financial Measures
In addition to financial results reported in accordance with GAAP, we disclose certain Non-GAAP financial measures ("NGFMs"), including, but not limited to, Non-GAAP Organic Revenues, Non-GAAP Organic Revenue Change Percentage, Non-GAAP EBITDA, Non-GAAP EBITDA Margin, Non-GAAP Free Cash Flow, and Net Debt. We use these NGFMs internally, along with GAAP information, in evaluating our operating performance and in making financial and operational decisions. We believe that the presentation of these NGFMs provides investors with greater transparency, and provides a more complete understanding of our business than could be obtained absent these disclosures, because the supplemental data relating to our financial condition and results of operations provides additional ways to view our operation when considered with both our GAAP results and the reconciliations below. In addition, we believe that the presentation of each of these NGFMs is useful to investors for period-to-period comparisons of results in assessing shareholder value, and we use these NGFMs internally to evaluate the performance of our personnel and also to evaluate our operating performance and compare our performance to that of our competitors.
These NGFMs are not in accordance with GAAP, should not be considered as a measure of profitability or liquidity, and may not be directly comparable to similarly titled NGFMs reported by other companies. These NGFMs have limitations and they should not be considered in isolation from or as an alternative to their most closely related GAAP measures reconciled below. Investors should not rely on any single financial measure when evaluating our business. We recommend investors review the GAAP financial measures included in this earnings release. When viewed in conjunction with our GAAP results and the reconciliations below, we believe these NGFMs provide greater transparency and a more complete understanding of factors affecting our business than GAAP measures alone.

NGFMs Defined
We define our NGFMs presented herein as follows:
•Non-GAAP Organic Revenues: GAAP Total Revenues excluding impact of foreign currency exchange rates in the periods presented.
•Non-GAAP Organic Revenue Change Percentage: Calculated as the change in Non-GAAP Organic Revenues from prior year divided by prior year Non-GAAP Organic Revenues.
•Non-GAAP EBITDA: GAAP Net Income (Loss) before interest expense, net, income taxes provision (benefit), and depreciation and amortization.
•Non-GAAP EBITDA Margin: Calculated as Non-GAAP EBITDA divided by GAAP Total Revenues.
•Non-GAAP Free Cash Flow: GAAP Net cash provided by operating activities less cash paid for capital expenditures.
•Net Debt: Calculated as total principal amount of debt outstanding ($1,634,000 at June 30, 2020) less cash and cash equivalents ($57,941 at June 30, 2020). Amounts in thousands.

The following tables set forth the reconciliations of each of our NGFMs (other than Net Debt, which is reconciled above) to their most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Organic Revenues and related Non-GAAP Organic Revenue Growth percentage:

	Three Months Ended June 30,
	2020	2019
(In thousands)
GAAP Total Revenues	$229,394	$232,154
Revenue Change	(1.2)%
Adjustments:
Impact of foreign currency exchange rates	—	(1,353)
Total adjustments	—	(1,353)
Non-GAAP Organic Revenues	$229,394	$230,801
Non-GAAP Organic Revenue Change	(0.6)%

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and related Non-GAAP EBITDA Margin:

	Three Months Ended June 30,
	2020	2019
(In thousands)
GAAP Net Income	$43,706	$33,925
Interest expense, net	21,941	25,020
Provision for income taxes	14,462	12,125
Depreciation and amortization	7,467	7,061
Non-GAAP EBITDA	$87,576	$78,131
Non-GAAP EBITDA Margin	38.2%	33.7%

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow:

	Three Months Ended June 30,
	2020	2019
(In thousands)
GAAP Net Income	$43,706	$33,925
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	18,401	14,857
Changes in operating assets and liabilities as shown in the Statement of Cash Flows	13,047	3,995
Total adjustments	31,448	18,852
GAAP Net cash provided by operating activities	75,154	52,777
Purchases of property and equipment	(2,553)	(1,956)
Non-GAAP Free Cash Flow	$72,601	$50,821